UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 21, 2008

Silver Butte Company
(Exact name of registrant as specified in its charter)

Nevada	001-05970	82-0263301
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Cedar Street, Sandpoint, ID	83864
(Address of principal executive offices)	(Zip Code)

(208) 263-5154
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01    Changes in Registrant’s Certifying Accountant

On September 21, 2008, Silver Butte Company (the “Company”) dismissed Williams & Webster, P.S. (“Williams & Webster”), the Company’s independent registered public accounting firm. The reports of Williams & Webster on the Company’s financial statements for the past two years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principle. During the period of engagement through such dismissal, there were no disagreements with Williams & Webster on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Williams & Webster, would have caused it to make reference to the subject matter of the disagreements in connection with its reports. During the same period, there have been no reportable events, as that term is defined in Item 304(a) of Regulation SK.

On September  21, 2008, the Silver Butte Company engaged Malone & Bailey PC (“Malone”), as its new independent registered public accounting firm. The decision to change accountants was approved by the Board of Directors of the Company. During the two most recent fiscal years and through September 21, 2008, the Registrant has not consulted with Malone regarding any of the matters described in Item 304(a) of Regulation SK.

The Company has provided Williams & Webster with a copy of the disclosures it is making in response to Item 304(a) of Regulation SK and has requested Williams & Webster to furnish the Company with a letter, addressed to the Commission stating whether it agrees with the statements made by the Company in response to Item 304(a).

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized,

SILVER BUTTE COMPANY

Date: October 1, 2008

By: /s/ Terry McConnaughey
Terry McConnaughey, President